UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2010

Lightstone Value Plus Real Estate Investment Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-117367	20-1237795
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1
Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)
Registrant's telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 16, 2010, Peyton Owen was appointed by the board of directors of the Lightstone Value Plus Real Estate Investment Trust, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”) as its President. In connection with the appointment of Mr. Owen, effective July 16, 2010, Stephen H. Hamrick resigned from his position as President of the Registrant.

Mr. Owen joined the Lightstone Group, our Sponsor, in July of 2007.  Mr. Owen has over 26 years of real estate industry experience. Prior to Lightstone, Mr. Owen spent over three years at Equity Office Properties where his most recent role was President and Chief Executive Officer. Prior to Equity Office Properties, Mr. Owen spent almost 20 years at Jones Lang LaSalle in various roles, including four years as Chief Operating Officer, Americas Region.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

Date: July 22, 2010	By:	/s/ Donna Brandin
Donna Brandin
Chief Financial Officer and Principal Accounting Officer